Exhibit 99.3

Exploration and Production

Timber

Pipeline and Storage

International

Utility

Energy Marketing


Exploration and Production
Seneca Resources
BC
AB
SK
CANADA
USA
WY
NY
PA
CA
TX
LA


Lake Erie
NY
PA

Timber

Seneca Acreage
Sawmills


Pipeline and Storage
Storage Areas
System Pipelines
CANADA
Lake Ontario
NY
VT
MA
CT
UNION (DUKE)
TRANSCANADA PIPELINES LTD.
EMPIRE STATE PIPELINE
DOMINION TRANSMISSION INC.
Buffalo
Lake Erie
TENNESSEE GAS PIPELINE COMPANY
COLUMBIA GAS TRANSMISSION CORP.
PA
TEXAS EASTERN TRANSMISSION CORP.
NJ
TRANSCONTINENTAL GAS PIPE LINE CORP.

Utility


Distribution Corporation Service Area
Lake Ontario
CANADA
Buffalo
NY
Lake Erie
Erie
PA

Energy Marketing


National Fuel Resources
Lake Ontario
NY
CANADA
Buffalo
Lake Erie
Erie
PA